Exhibit 99.1

Fearless Films Completes Prospectus Registration for $5 Million Equity Facility from Crown Bridge Partners

Released February 18 21, 2020

Toronto, Ontario ---January 21, 2020. Fearless Films, Inc. (“Company”) (OTCQB: FERL) is pleased to announce that it has completed the S-1 registration process for its $5 million equity financing facility with Crown Bridge Partners, LLC. The final Prospectus was filed February 12, 2020 following receipt from the SEC that the S-1 was effective as of 4pm February 11, 2020. This completes the registration process requirement of the facility announced December 19, 2019 and makes available up to $5 million of equity financing to the Company.

Funds from the facility will be used to develop the company's balance sheet by providing capital to complete the acquisition of a film library, enable the Company to participate as a partner with other film producers, and complete its own film projects. The facility may also be used to repay debt and to provide capital for general corporate purposes.

“The growth of streaming media has created rising demand for quality entertainment properties” stated Victor Altomare, CEO of the wholly-owned operating division, founder and creative lead for Fearless Films Inc. “We have a number of projects that are promising and designed to meet the needs of film distribution platforms; this funding will enhance our ability to realize on them. We appreciate Crown Bridge Partners, LLC’s belief in our vision for the company" he added.

Seth Ahdoot, member of Crown Bridge Partners, LLC, stated “Fearless Films, Inc. is unique and attractive to us on several levels, including but not limited to our criteria for quality of management and growth potential. Crown Bridge Partners is looking forward to playing a supportive role in the company’s future growth.”

About Fearless Films, Inc.

Fearless Films, Inc. is an independent full-service production Company founded by award-winning actor/ producer Victor Altomare along with award-winning writer and director Goran Kalezic. The service scope specializes in short film and feature film production in addition to script writing, copywriting, fulfillment and distribution.

The Company trades on the OTCQB tier of the OTC market. Investors can find stock price quotes and market Information for the Company on: http://www.otcmarkets.com/

Visit us at: www.fearlessent.com

About Crown Bridge Partners,LLC

Crown Bridge Partners, LLC (“Crown Bridge Partners”) is a New York-based family held company. Crown Bridge Partners provides sensible, responsive, and strategic capital solutions to publicly traded companies in the micro to mid-cap brackets. The portfolio of Crown Bridge Partners is industry agnostic, including but not limited to mining, oil and gas, agriculture, pharmaceutical, energy, and technology.

Forward-Looking Statements:
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of film development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to audience acceptance of our entertainment products, our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of our business development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact
Investor Relations
888 928-0184
info.fearlessent@gmail.com

SOURCE: Fearless Films, Inc.